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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of report (date of earliest event reported): October 28, 2003


                         MARTIN MIDSTREAM PARTNERS L.P.
             (Exact name of Registrant as specified in its charter)


        DELAWARE                    000-50056                    05-0527861
(State of incorporation      (Commission file number)        (I.R.S. employer
   or organization)                                       identification number)


                   4200 STONE ROAD
                    KILGORE, TEXAS                               75662
        (Address of principal executive offices)               (Zip code)


       Registrant's telephone number, including area code: (903) 983-6200


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ITEM 5. OTHER EVENTS

         On October 28, 2003, the Registrant announced the signing of a definitive agreement with Tesoro Marine Services LLC, a subsidiary of Tesoro Petroleum Corporation, for the purchase of certain assets associated with Tesoro's shore based marine activities for $25 million plus the value of Tesoro's lube oil inventories, estimated to be $1.5 million.

The transaction is expected to close before December 31, 2003.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

         (c) EXHIBITS

         Pursuant to the rules and regulations of the Securities and Exchange Commission, the attached exhibit and the information set forth therein are deemed to be furnished pursuant to Item 9 hereof and shall not be deemed to be "filed" under the Securities Exchange Act of 1934.

         EXHIBIT
         NUMBER         DESCRIPTION

         99.1       --  Martin Midstream Partners L.P. Press Release dated
                        October 28, 2003

ITEM 9. REGULATION FD DISCLOSURE

         The Registrant hereby incorporates by reference into this Item 9 the information set forth in its press release, dated October 28, 2003, a copy of which is included as an exhibit to this Current Report. Pursuant to the rules and regulations of the Securities and Exchange Commission, such exhibit and the information set forth therein and herein are deemed to be furnished and shall not be deemed to be "filed" under the Securities Exchange Act of 1934.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             MARTIN MIDSTREAM PARTNERS L.P.

                                             By: Martin Midstream GP LLC
                                             Its: General Partner


Date:  October 28, 2003                      By: /s/ Robert D. Bondurant
                                                 -------------------------------
                                                 Robert D. Bondurant
                                                 Executive Vice President and
                                                 Chief Financial Officer



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                                INDEX TO EXHIBITS

EXHIBIT
NUMBER             DESCRIPTION
------             -----------
99.1           --  Martin Midstream Partners L.P. Press Release dated October
                   28, 2003



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